Press Release

Excelerate Energy Delivers Record Quarterly Results in Q3, Raises Full-Year 2025 Outlook

The Woodlands, TX, November 5, 2025 – Excelerate Energy, Inc. (NYSE: EE) ("Excelerate" or the "Company") today reported its financial results for the third quarter ended September 30, 2025.

RECENT Highlights

•
Reported Net Income of $55.0 million for the third quarter
•
Reported Adjusted Net Income of $57.1 million for the third quarter
•
Reported Adjusted EBITDA of $129.3 million for the third quarter
•
Executed a definitive commercial agreement for the development of a fully integrated LNG import terminal in Iraq
•
Raised and narrowed Full Year 2025 Adjusted EBITDA guidance, now expected to range between $435 million and $450 million
•
Declared a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis, payable on December 4, 2025

CEO Comment

“Excelerate delivered excellent operational and financial results in the third quarter, with meaningful contributions from our terminal services and continued commercial momentum in Jamaica,” said Steven Kobos, president and CEO of Excelerate. “These results underscore the durability of our business model and our ability to generate predictable cash flows while advancing strategic growth opportunities.”

Kobos continued, “From advancing a transformative, integrated LNG import terminal in Iraq, to optimizing our integrated operations in Jamaica—even in the face of Hurricane Melissa, our team continues to deliver critical energy infrastructure where it is needed most. We remain deeply committed to Jamaica, supporting the island’s recovery and strengthening its energy security. At the same time, we are extending the reach of our global infrastructure platform into new markets and positioning Excelerate to deliver even greater long-term value for our shareholders.”

THIRD quarter 2025 Financial REsults

	For the three months ended
(in millions, except per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024
Revenues	$391.0	$204.6	$193.4
Operating Income	$87.2	$43.4	$59.7
Net Income	$55.0	$20.8	$45.5
Adjusted Net Income (1)	$57.1	$46.8	$45.5
Adjusted EBITDA (1)	$129.3	$107.1	$92.3
Earnings Per Share (diluted)	$0.43	$0.15	$0.35
Adjusted Earnings Per Share (diluted) (1)	$0.45	$0.34	$0.35

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net income and Adjusted EBITDA for the third quarter of 2025 increased sequentially from the last quarter primarily due to a full quarter of Jamaica margin and higher LNG, gas, and power sales opportunities in third quarter, which included a seasonal delivery under our Atlantic Basin supply deal. The net income increase was also driven by transition & transaction costs related to the Jamaica acquisition in the second quarter, which were partially offset by higher interest expense associated with the issuance of the 2030 Notes on May 5th, 2025 and a full quarter of depreciation for Jamaica.

Net income and Adjusted EBITDA for the third quarter of 2025 increased from the prior year third quarter primarily due to the addition of Jamaica margin and higher LNG, gas, and power sales opportunities. The increase in net income was partially offset by higher interest expense associated with the issuance of the 2030 Notes and depreciation for Jamaica.

Key Commercial Updates

In October 2025, Excelerate executed a definitive commercial agreement with a subsidiary of Iraq’s Ministry of Electricity for the development of the country’s first liquefied natural gas (LNG) import terminal at the Port of Khor Al Zubair. The integrated project includes a five-year agreement for regasification services and LNG supply with extension options, and a minimum contracted offtake of 250 million standard cubic feet per day (MMscf/d).

Under this agreement, Excelerate will construct the LNG import terminal, which is designed to accommodate up to 500 MMscf/d of regasification capacity. The Company will deploy Hull 3407, its newest floating storage and regasification unit (FSRU), and will be responsible for delivering the topside equipment and berth modifications to enable FSRU operations at the jetty. The total project investment is expected to be approximately $450 million, inclusive of the cost of the FSRU.

As part of the integrated arrangement, Excelerate will serve as the LNG supplier to the terminal. Commercial operations are expected to commence in 2026, subject to final permitting and construction timelines, and other contractual provisions.

Liquidity and capital resources

As of September 30, 2025, Excelerate had $462.6 million in unrestricted cash and cash equivalents and the Company had no letters of credit under its revolving credit facility. All of the $500 million of capacity under the revolving credit facility was available for borrowings as of September 30, 2025.

QUARTERLY CASH DIVIDEND UPDATE

On October 30, 2025, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.08 per share, or $0.32 per share on an annualized basis, of Class A common stock. The dividend is payable on December 4, 2025, to Class A common stockholders of record as of the close of business on November 19, 2025.

REVISED 2025 Financial Outlook

Excelerate has raised and narrowed its full year 2025 guidance range for Adjusted EBITDA. For the full year, Excelerate now expects Adjusted EBITDA to range between $435 million and $450 million, which includes estimated fourth quarter financial impacts to Jamaica from Hurricane Melissa. Due to the Company’s comprehensive insurance coverage along with the timely restoration of operations, the financial impacts from Hurricane Melissa for the fourth quarter are expected to be limited. Maintenance capex for 2025 is still expected to range between $65 million and $75 million. Committed Growth Capital for 2025 is still expected to range between $95 million and $105 million.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, November 6, 2025. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG-to-power value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from floating LNG terminals to infrastructure development to LNG supply and power generation. Excelerate has a presence in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, Jamaica, Karachi, London, Rio de Janeiro, Singapore, Washington, D.C., and Wilhelmshaven. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies, and you are cautioned not to place undue reliance on this information. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other non-recurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2025 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

The Company uses Adjusted Gross Margin, a non-GAAP financial measure, which it defines as revenues less cost of LNG, gas and power and operating expenses, excluding depreciation and amortization, to measure its operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight into profitability and true operating performance excluding the implications of the historical cost basis of the Company’s assets.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus tax-effected transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight into profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because management believes it is a useful indicator of the Company’s operating performance. The Company defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. This measure has limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. For the foregoing reasons, Adjusted EBITDA has significant limitations that affect its use as an indicator of the Company’s profitability and valuation.

Adjusted Earnings Per Share

The Company uses Adjusted Earnings Per Share ("EPS"), a non-GAAP financial measure, which it defines as diluted EPS plus the per share impact of its tax-effected transition and transaction expenses. Management believes Adjusted EPS is useful because it provides insight on per share profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding: the commercial agreement for the development of Iraq’s first LNG import terminal, including the expected timeline and benefits to Excelerate; the impact on our operations as a result of Hurricane Melissa; our future results of operations or financial condition, business strategy and plans, expansion plans and strategy; economic conditions, both generally and in particular in the regions in which we operate or plan to operate; the use of the new FSRU, Hull 3407; plans for the reliquefaction unit on the floating regasification terminal Experience; and projections regarding annual results, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10‐K for the year ended December 31, 2024, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: our ability to realize the anticipated benefits of the Jamaica acquisition, and our ability to manage integration risks of the Jamaica acquisition; unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or existing or anticipated project cancellation; the competitive market for LNG regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; risks associated with conducting business outside of the United States, including political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our floating regasification terminals; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; the technical complexity of our infrastructure assets; the risks inherent in operating our infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; shortages of qualified officers and crew impairing our ability to operate or increasing the cost of crewing our floating regasification terminals; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; and other risks, uncertainties and factors set forth in any of our filings with the SEC. These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including wars and conflicts, and world or regional health events, including pandemics and epidemics and governmental and third-party responses thereto, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that the statements provided herein are supported by information obtained in a reasonable manner, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(In thousands, except share and per share amounts)
Revenues
Terminal services	$145,881	$148,833	$150,139
LNG, gas and power	245,163	55,723	43,280
Total revenues	391,044	204,556	193,419
Operating expenses
Cost of LNG, gas and power (exclusive of items below)	201,885	40,427	41,399
Operating expenses	44,524	46,023	45,431
Depreciation and amortization	31,758	25,518	23,031
Selling, general and administrative expenses	23,439	21,543	23,819
Transition and transaction expenses	2,217	27,659	—
Total operating expenses	303,823	161,170	133,680
Operating income	87,221	43,386	59,739
Other income (expense)
Interest expense	(24,899)	(20,683)	(11,711)
Interest expense – related party	(3,236)	(3,249)	(3,411)
Earnings from equity method investment	497	600	562
Other income, net	3,398	6,285	6,525
Income before income taxes	62,981	26,339	51,704
Provision for income taxes	(7,937)	(5,574)	(6,158)
Net income	55,044	20,765	45,546
Less net income attributable to non-controlling interests	41,092	16,036	36,591
Net income attributable to shareholders	$13,952	$4,729	$8,955

Net income per common share – basic	$0.44	$0.15	$0.36
Net income per common share – diluted	$0.43	$0.15	$0.35
Weighted average shares outstanding – basic	32,001,766	31,489,508	25,009,326
Weighted average shares outstanding – diluted	32,692,679	32,162,826	25,468,541

Excelerate Energy, Inc.

Consolidated Balance Sheets (Unaudited)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$462,618	$537,522
Current portion of restricted cash	4,215	2,612
Accounts receivable, net	119,379	119,960
Current portion of net investments in sales-type leases	43,588	43,471
Other current assets	64,878	50,714
Total current assets	694,678	754,279
Restricted cash	14,955	14,361
Property and equipment, net	2,129,640	1,622,896
Intangible assets, net	363,052	—
Goodwill	244,993	—
Operating lease right-of-use assets	172,834	4,563
Net investments in sales-type leases	344,532	376,814
Investments in equity method investee	20,222	19,295
Deferred tax assets, net	27,382	27,559
Other assets	84,691	63,448
Total assets	$4,096,979	$2,883,215
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$51,131	$7,135
Accrued liabilities and other liabilities	125,909	70,022
Current portion of deferred revenues	33,182	58,185
Current portion of long-term debt	23,230	46,793
Current portion of long-term debt – related party	9,473	8,943
Current portion of operating lease liabilities	23,528	1,551
Current portion of finance lease liabilities	24,590	23,475
Total current liabilities	291,043	216,104
Long-term debt, net	918,819	286,760
Long-term debt, net – related party	154,160	161,952
Operating lease liabilities	144,499	3,447
Finance lease liabilities	150,578	167,908
TRA liability	58,955	58,736
Asset retirement obligations	61,977	43,690
Long-term deferred revenues	27,339	27,722
Other long-term liabilities	94,165	28,395
Total liabilities	$1,901,535	$994,714
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 34,679,873 shares issued as of September 30, 2025 and 26,432,131 shares issued as of December 31, 2024)	35	26
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of September 30, 2025 and December 31, 2024)	82	82
Additional paid-in capital	634,189	467,429
Retained earnings	96,183	72,322
Accumulated other comprehensive income (loss)	(23)	502
Treasury stock (2,678,160 shares as of September 30, 2025 and 2,564,058 shares as of December 31, 2024)	(54,780)	(52,375)
Non-controlling interests	1,519,758	1,400,515
Total equity	$2,195,444	$1,888,501
Total liabilities and equity	$4,096,979	$2,883,215

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the nine months ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities	(In thousands)
Net income	127,932	$106,963
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	78,919	76,341
Amortization of operating lease right-of-use assets	9,314	1,300
ARO accretion expense	1,929	1,384
Amortization of debt issuance costs	5,886	2,258
Deferred income taxes	2,468	5,190
Share of net earnings in equity method investee	(1,693)	(1,685)
Distributions from equity method investee	1,530	1,800
Long-term incentive compensation expense	8,620	5,263
(Gain) loss on non-cash items	—	(44)
Changes in operating assets and liabilities:
Accounts receivable	45,606	15,779
Other current assets and other assets	5,869	(15,854)
Accounts payable and accrued liabilities	67,906	(29,684)
Current portion of deferred revenue	(29,705)	2,253
Net investments in sales-type leases	32,165	15,263
Operating lease assets and liabilities	(9,102)	(1,311)
Other long-term liabilities	9,177	9,602
Net cash provided by operating activities	$356,821	$194,818

Cash flows from investing activities
Net cash paid for acquisition	(1,048,091)	—
Purchases of property and equipment	(129,372)	(49,706)
Net cash used in investing activities	$(1,177,463)	$(49,706)

Cash flows from financing activities
Proceeds from issuance of Class A Common stock, net	201,832	—
Repurchase of Class A Common Stock	—	(27,214)
Proceeds from issuance of long-term debt	800,000	—
Repayments of long-term debt	(180,326)	(31,893)
Repayments of long-term debt – related party	(7,262)	(6,773)
Payment of debt issuance costs	(20,325)	—
Principal payments under finance lease liabilities	(16,215)	(15,252)
Taxes withheld for long-term incentive compensation	(1,027)	(253)
Dividends paid	(5,946)	(2,067)
Distributions	(22,490)	(8,591)
Other financing activities	(393)	1,012
Net cash provided by (used in) financing activities	$747,848	$(91,031)

Effect of exchange rate on cash, cash equivalents, and restricted cash	87	(54)

Net increase (decrease) in cash, cash equivalents and restricted cash	(72,707)	54,027

Cash, cash equivalents and restricted cash
Beginning of period	$554,495	$572,458
End of period	$481,788	$626,485

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of Adjusted Gross Margin to the GAAP financial measures of gross margin for each of the periods indicated.

	For the three months ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(In thousands)
Terminal services	$145,881	$148,833	$150,139
LNG, gas and power	245,163	55,723	43,280
Cost of LNG, gas and power	(201,885)	(40,427)	(41,399)
Operating expenses	(44,524)	(46,023)	(45,431)
Depreciation and amortization expense	(31,758)	(25,518)	(23,031)
Gross Margin	$112,877	$92,588	$83,558
Depreciation and amortization expense	31,758	25,518	23,031
Adjusted Gross Margin	$144,635	$118,106	$106,589

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(In thousands)
Net income	$55,044	$20,765	$45,546
Add back:
Transition and transaction expenses	2,217	27,659	—
Tax impact on adjustments	(131)	(1,615)	—
Adjusted Net Income	$57,130	$46,809	$45,546

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(In thousands)
Net income	$55,044	$20,765	$45,546
Interest expense	28,135	23,932	15,122
Provision for income taxes	7,937	5,574	6,158
Depreciation and amortization expense	31,758	25,518	23,031
Accretion expense	969	483	466
Long-term incentive compensation expense	3,265	3,206	1,966
Transition and transaction expenses	2,217	27,659	—
Adjusted EBITDA	$129,325	$107,137	$92,289

The following table presents a reconciliation of Adjusted Dilutive EPS to the GAAP financial measures of dilutive EPS for each of the periods indicated.

	For the three months ended
	September 30, 2025	June 30, 2025	September 30, 2024
Earnings Per Share (diluted)	$0.43	$0.15	$0.35
Add back:
Transition and transaction expenses	0.02	0.24	—
Tax impact on adjustments	—	(0.05)	—
Adjusted Earnings Per Share (diluted)	$0.45	$0.34	$0.35

	2025E	2025E
(In millions)	Low Case	High Case
Income before income taxes	$179	$204
Interest expense	95	91
Depreciation and amortization expense	111	106
Accretion expense	3	3
Long-term incentive compensation expense	11	13
Transition and transaction expenses	36	33
Adjusted EBITDA	$435	$450

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.